================================================================================

                               AGREEMENT OF LEASE

                                     between

                        THE EQUITABLE-NISSEI MADISON CO.

                                    Landlord

                                       and

                           BUSINESS LOAN CENTER, INC.

                                     Tenant

                               645 Madison Avenue
                            New York, New York 10022

                                TABLE OF CONTENTS

DEFINITIONS   .................................................................1

ARTICLE 1     DEMISE, PREMISES, TERM, RENT.....................................9
ARTICLE 2     USE AND OCCUPANCY...............................................10
ARTICLE 3     ALTERATIONS.....................................................10
ARTICLE 4     REPAIRS-FLOOR LOAD..............................................16
ARTICLE 5     WINDOW CLEANING.................................................18
ARTICLE 6     REQUIREMENTS OF LAW.............................................18
ARTICLE 7     SUBORDINATION...................................................19
ARTICLE 8     RULES AND REGULATIONS...........................................22
ARTICLE 9     INSURANCE, PROPERTY LOSS OR DAMAGE;
              REIMBURSEMENT...................................................22

ARTICLE 10    DESTRUCTION-FIRE OR OTHER CAUSE.................................24
ARTICLE 11    EMINENT DOMAIN..................................................28
ARTICLE 12    ASSIGNMENT, SUBLETTING, MORTGAGE, ETC...........................30
ARTICLE 13    ELECTRICITY.....................................................38
ARTICLE 14    ACCESS TO PREMISES..............................................42
ARTICLE 15    CERTIFICATE OF OCCUPANCY........................................45
ARTICLE 16    DEFAULT.........................................................45
ARTICLE 17    REMEDIES AND DAMAGES............................................48
ARTICLE 18    LANDLORD FEES AND EXPENSES......................................50
ARTICLE 19    NO REPRESENTATIONS BY LANDLORD..................................51
ARTICLE 20    END OF TERM.....................................................51
ARTICLE 21    QUIET ENJOYMENT.................................................52
ARTICLE 22    FAILURE TO GIVE POSSESSION......................................52
ARTICLE 23    NO WAIVER.......................................................53
ARTICLE 24    WAIVER OF TRIAL BY JURY.........................................54

ARTICLE 25    INABILITY TO PERFORM............................................54
ARTICLE 26    BILLS AND NOTICES...............................................55
ARTICLE 27    ESCALATION......................................................56
ARTICLE 28    SERVICES........................................................63
ARTICLE 29    PARTNERSHIP TENANT..............................................66
ARTICLE 30    VAULT SPACE.....................................................67
ARTICLE 31    SECURITY DEPOSIT................................................67
ARTICLE 32    CAPTIONS........................................................69
ARTICLE 33    PARTIES BOUND...................................................69
ARTICLE 34    BROKER..........................................................70
ARTICLE 35    INDEMNITY.......................................................70
ARTICLE 36    ADJACENT EXCAVATION-SHORING.....................................71
ARTICLE 37    MISCELLANEOUS...................................................71
ARTICLE 38    RENT CONTROL....................................................75
ARTICLE 39    EXPANSION OPTION................................................75
ARTICLE 40    EXTENSION OF TERM...............................................77
SCHEDULE A    RULES AND REGULATION..............................................
SCHEDULE B    CLEANING SPECIFICATIONS...........................................
EXHIBIT A     FLOOR PLAN........................................................
EXHIBIT B     LETTER OF CREDIT..................................................

            AGREEMENT OF LEASE, made as of the 31st day of July, 1997, between Landlord and Tenant.

                              W I T N E S S E T H :

            The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                   DEFINITIONS

            "Affiliate" shall mean a Person which shall (1) Control, (2) be under the Control of, or (3) be under common Control with the Person in question.

            "Alteration Fee" shall have the meaning set forth in Section 3.2 hereof.

            "Alteration(s)" shall mean alterations, installations, improvements, additions or other physical changes in or about the Premises, including the Initial Alterations (as hereinafter defined), exclusive of Tenant's Property not affixed to the demised premises.

            "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

            "Assignment Proceeds" shall have the meaning set forth in Section 12.10C. hereof.

            "Bank" shall have the meaning set forth in Section 31.2 hereof.

            "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

            "Base Operating Expenses" shall have the meaning set forth in
Section 27.1 hereof.

            "Base Operating Year" shall have the meaning set forth in Section
27.1 hereof.

            "Base Rate" shall mean the rate of interest publicly announced from time to time by Chase Manhattan Bank, or its successor, as its "prime lending rate" (or such other term as may be used by Chase, from time to time, for the rate presently referred to as its "prime lending rate").

            "Base Taxes" shall have the meaning set forth in Section 27.1 hereof.

            "Broker" shall have the meaning set forth in Article 34 hereof.

            "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, known by the address of 645 Madison Avenue, New York, New York.

            "Building System" shall mean any of the Building Systems.

            "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, fire control and suppression, sprinkler, life-safety and other service systems of the Building.

            "Business Days" shall mean all days, excluding Saturdays, Sundays and all Holidays.

            "Business Hours" shall mean the hours of 8:00 A.M. to 6:00 P.M. on Business Days.

            "Commencement Date" shall have the meaning set forth in Section 1.1 hereof.

            "Control" or "control" shall mean ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

            "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. Northeastern N.J. Area, All Items (1982-84 =
100), or any successor index thereto, approximately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula of table as may be published by Prentice Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

            "Current Year" shall have the meaning set forth in Section 27.4 hereof.

            "Default" shall mean that an Event of Default has occurred and is continuing.

            "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

            "Escalation Rent" shall mean, individually or collectively, the Tax Payment and the Operating Payment.

            "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

            "Expiration Date" shall mean the Fixed Expiration Date or such earlier date on which the Term shall sooner end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

            "Fiscal Quarter" shall mean a three (3) month period commencing on the first day of each Fiscal Year, and on the first day of the fourth, seventh and tenth month of each Fiscal Year.

            "Fiscal Year" shall mean the twelve (12) month period used by Tenant from time to time as its fiscal year for accounting purposes.

            "Fixed Expiration Date" shall have the meaning set forth in Section
1.1 hereof.

            "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

            "Force Majeure" shall have the meaning set forth in Article 25 hereof.

            "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, The City of New York, any political subdivision thereof and any agency, department, commission, board, bureau, official or instrumentality of any of the foregoing, or any Quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

            "Hazardous Materials" shall have the meaning set forth in Section
37.13 hereof.

            "Holidays" shall mean any day observed by any labor union serving the Building as a holiday and/or any federal, state and local holiday.

            "Indemnitees" shall mean Landlord, Lessors and Mortgagees and its and their partners, shareholders, officers, directors, employees, agents and contractors.

            "Initial Alterations" shall have the meaning set forth in Section 3.4B.

            "Landlord", on the date as of which this Lease is made, shall mean The Equitable-Nissei Madison Co., a New York partnership, having an office c/o Equitable Real Estate at 787 Seventh Avenue, New York, New York 10019, but thereafter, "Landlord" shall mean only the fee owner of the Real Property or, if there shall exist a Superior Lease, the tenant thereunder.

            "Leaseback Notice" shall have the meaning set forth in Section 12.6 hereof.

            "Leaseback Space" shall have the meaning set forth in Section 12.6 hereof.

            "Lessor(s)" shall mean a lessor under a Superior Lease.

            "Long Lead Work" shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that,

            (i) there will be a delay in its manufacture, fabrication, delivery or installation, or

            (ii) after delivery, such item will need to be reshipped or redelivered or repaired,

so that the item in question would delay the completion of the standard items even though the items of Long Lead Work in question are (1) ordered together with the other items required, and (2) installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice.

               "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitution therefor, and advances made thereunder.

            "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

            "Operating Expenses" shall have the meaning set forth in Section
27.1 hereof.

            "Operating Payment" shall have the meaning set forth in Section 27.4 hereof.

            "Operating Statement" shall have the meaning set forth in Section
27.1 hereof.

            "Operating Year" shall have the meaning set forth in Section 27.1 hereof.

            "Operation of the Property" shall mean the maintenance, security, repair and management of the Real Property and the curbs, sidewalks and areas adjacent thereto.

            "Overtime Periods" shall have the meaning set forth in Section 28.1 hereof.

            "Overtime Rate" shall have the meaning set forth in Section 28.1 hereof.

            "Parties" shall have the meaning set forth in Section 37.2 hereof.

            "Partner" or "partner" shall mean any partner of Tenant, any employee of a professional corporation which is a partner of Tenant, and any shareholder of Tenant if Tenant shall become a professional corporation.

            "Partnership Tenant" shall have the meaning set forth in Article 29 hereof.

            "Person(s)" or "person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

            "Premises" shall mean, subject to the provisions of Section 14.4 hereof, the entire rentable portion of the 18th floor in the Building, as more particularly described on the floor plan attached hereto and made a part hereof as Exhibit "A".

            "Real Property" shall mean the Building, together with the plot of land upon which it stands.

            "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant to Landlord hereunder.

            "Rent Commencement Date" shall mean the 180th day immediately following the Commencement Date.

            "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, decisions, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or affecting the maintenance, use or occupation of the Real Property. Without limiting the generality of the foregoing, Requirements shall include Local Laws 5/1973, 16/1984, 16/1987, 58/1987 and 76/1985 of the City of New
York, and the Americans With Disabilities Act of 1990, as such laws and acts have been and may hereafter be amended.

            "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as Landlord may elect.

            "Space Factor" shall mean 5,875, as the same may be increased or decreased pursuant to the terms hereof.

            "Specialty Alterations" shall mean Alterations consisting of kitchens, executive bathrooms, raised computer floors, computer installations, communications installations, security systems, fire detection and suppression systems, vaults, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other Alterations of a similar character or nature, exclusive of Tenant's Property not affixed to the demised premises.

            "Sublease Expenses" shall have the meaning set forth in Section
12.10 hereof.

            "Sublease Profit" shall have the meaning set forth in Section 12.10 hereof.

            "Sublease Rent" shall have the meaning set forth in Section 12.10 hereof.

            "Sublease Rent Per Square Foot" shall have the meaning set forth in
Section 12.10 hereof.

            "Successor Landlord" shall have the meaning set forth in Section 7.2 hereof.

            "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof.

            "Taxes" shall have the meaning set forth in Section 27.1 hereof.

            "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

            "Tax Statement" shall have the meaning set forth in Section 27.1 hereof.

            "Tax Year" shall have the meaning set forth in Section 27.1 hereof.

            "Tenant", on the date as of which this Lease is made, shall mean Business Loan Center Inc., a Delaware corporation, having an office at 919 Third Avenue, New York, New York, but thereafter, "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of this Lease shall not be released from liability hereunder in the event of any assignment of this Lease.

            "Tenant's Designated Representative" shall mean the agent, employee, officer or director of Tenant who is authorized from time to time to make decisions, give notices and receive notices contemplated hereunder, and whose name Tenant has given Landlord prior written notice thereof.

            "Tenant's Floor Share" shall mean with respect to any portion of the Premises which comprises less than an entire floor, the quotient obtained by dividing the rentable square footage leased by Tenant on the floor in question by the rentable square footage on the entire floor.

            "Tenant's Share" with respect to (i) Operating Expenses shall mean 5.52%, and (ii) Taxes shall mean 4.22%; as such percentages may be increased or decreased pursuant to the terms hereof.

            "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings, decorations and other items of personal property, including, without limitation, computer and related equipment, copy machines, telefax machines, scanners and file cabinets.

            "Tentative Monthly Escalation Charge" shall have the meaning set forth in Section 27.4 hereof.

            "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

            "Unavoidable Delays" shall have the meaning set forth in Article 25 hereof.

                                    ARTICLE 1

                          DEMISE, PREMISES, TERM, RENT

      Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Premises for the Term to commence on the date Landlord delivers possession of the Premises to Tenant broom clean and with the existing tenant installations therein demolished in a Building standard manner (the "Commencement Date") and to end on the last day of the calendar month in which occurs the ten (10) year six (6) month anniversary of the Commencement Date (subject to Section 39.4 below) (the "Fixed Expiration Date"), at an annual rent (the "Fixed Rent") of: (i) $212,968.75 per annum ($17,747.40 per month) for the period commencing on the Rent Commencement Date to and including the last day (the "First Date") of the calendar month immediately preceding the month in which the fifth anniversary of the Commencement Date occurs, and (ii) $224,718.75 per annum ($18,726.56 per month) for the period commencing on the day immediately following the First Date to and including the Fixed Expiration Date;

which Fixed Rent Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first
(1st) day of each calendar month during the Term, from the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first full monthly installment of Fixed Rent ($17,747.40) on the execution hereof.

      Section 1.2 Should the obligation to pay Fixed Rent commence on a day other than on the first day of a month (or should this Lease expire or terminate on any day other than the last day of a month), then the Fixed Rent for such month shall be prorated on a per diem basis.

      Section 1.3 Notwithstanding anything to the contrary contained herein, provided Tenant is not then in default under this Lease after notice and the expiration of applicable cure periods, if any, Tenant shall not be required to pay the sum of $16,401.04 from each of the monthly installments of Fixed Rent payable under this Lease for the following months: thirty-second, thirty-third, thirty-fourth, thirty-fifth and forty-second months immediately following the Commencement Date.

      Section 1.4 Upon the occurrence of Commencement Date, Landlord may send a notice to Tenant confirming same. In such event Tenant shall confirm such date with reasonable promptness. The failure of Tenant to so confirm the Commencement Date shall not affect the validity thereof, as determined by Landlord, or any of the other provisions of this Lease. Landlord shall use reasonable efforts to provide Tenant with at least five (5) days advance notice of the Commencement Date.

                                    ARTICLE 2

                                USE AND OCCUPANCY

      Section 2.1 Tenant shall use and occupy the Premises as general and executive offices and for no other purpose.

      Section 2.2 A. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing, or a manufacturing business of any kind (2) for a retail banking, trust company, depository, guarantee or safe deposit business, targeting off-the-street customers, nothing in this Section 2.2 shall prohibit tenant from using premises as a loan company for small business, commercial and other loans which do not primarily target off-the-street customers* (3) as a retail savings bank, savings and loan association, or loan company, targeting off-the-street customers, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, to off-the-street customers (5) as a stockbroker's or dealer's office or for the underwriting or sale of securities, (6) by the United States government, the City or the State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (8) for the rendition of medical, dental or other therapeutic or diagnostic services, (9) for the conduct of a public auction, (10) for the sale at retail of any products, (11) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center, or (12) as a barber shop or beauty salon.

      B. In connection with, and incidental to, Tenant's use of the Premises for general and executive offices as provided in this Article 2, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may install a (i) "dwyer", microwave or similar unit in the Premises for the purpose of warming food for the employees and business guests of Tenant (but not for use as a public restaurant), (ii) typical household dishwasher, the location and manner of installation of which shall be approved by Landlord, and (iii) small refrigerator, with a waterproof pan attached thereto, to prevent water seepage into the floor; provided that Tenant shall obtain all permits required by any Governmental Authorities for the operation thereof and such installation shall comply with the provisions of this Lease, including, without limitation, Article 3 hereof.

                                    ARTICLE 3
                                   ALTERATIONS

        Section 3.1 A. Tenant shall not make any Alterations without Landlord's prior consent and the prior consent of any Lessor or Mortgagee if such party's consent is required pursuant to the terms of any Superior Lease or Mortgage. Landlord shall not unreasonably


* Nothing in this Section 2.2 shall prohibit tenant from using premises as a loan company for small business, commercial and other loans which do not primarily target off-the-street customers.

withhold or delay its consent to any proposed nonstructural Alterations, provided that such Alterations (i) are not visible from the outside of the Building, (ii) do not affect the use of or require access to any part of the Building other than the Premises, (iii) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, (iv) do not affect the engineering and/or proper functioning of any Building System, (v) do not reduce the value or utility of the Building, or (vi) do not affect the certificate of occupancy for the Building or the Premises. Landlord shall respond to requests for consent to proposed alterations with reasonable diligence after receipt of all required documents in connection therewith.

                  B. (1) Prior to making any Alterations, including, without limitation, the Initial Alterations, Tenant shall (i) submit to Landlord detailed construction plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler, engineering and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which approval, in the case of nonstructural Alterations described in Section 3.1A, shall not be unreasonably withheld or delayed, (ii) at Tenant's expense, obtain all permits, approvals, inspections (to be performed by Tenant's approved engineer or general contractor), sign-offs and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals, inspections, sign-offs and certificates shall be made, at Tenant's expense, by a Person designated by Landlord (except as otherwise provided above for inspections), provided the fees charged by such Person are competitive, otherwise by a Person approved by Landlord (which approval shall not be unreasonably withheld or delayed), and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, and any Lessor and any Mortgagee, as additional insureds, provided that, with respect to any agent, Lessor and Mortgagee, Tenant has received notice thereof. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications (reproducible mylars and microfiche index cards) for such Alterations, air and water balancing reports and certificates that indicate compliance with flame and smoke spread criteria, it being agreed that all filings with Governmental Authorities to obtain such reports, permits, approvals and certificates shall be made, at Tenant's expense, by a Person designated by Landlord. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all then current Requirements (including, without limitation, ADA (as hereinafter defined)), the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. Upon approval by Landlord of Tenant's plans depicting the Initial Alterations, Landlord shall assist Tenant in obtaining an ACP-5 certificate to the extent required by the New York City Buildings Department in order to obtain a building permit. Landlord represents that the Premises are in a sufficient condition for the receipt of an ACP-5 certificate. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality and no such materials or equipment or Alterations (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Fifty Thousand Dollars ($50,000) (which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the Commencement Date), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form both reasonably satisfactory to Landlord), each in an amount equal to 120% of such estimated cost, or (ii) such other security as shall be reasonably satisfactory to Landlord or required by any Mortgagee or Lessor. All Alterations requiring the consent of Landlord shall be performed only under the supervision of an independent licensed architect experienced with similar commercial build-outs retained and paid for by Tenant and approved by Landlord, which approval shall not be unreasonably withheld.

                        (2) Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Landlord shall specify with reasonable particularity the reasons for any such disapproval. Any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness, compliance with Requirements or efficiency thereof or otherwise.

                  C. Tenant shall be permitted to perform Alterations during the hours of 8:00 A.M. to 6:00 P.M. on Business Days, provided that such work shall not interfere with, interrupt or disturb the operation and maintenance of the Building or unreasonably interfere with, interrupt or disturb the use and occupancy of the Building by other tenants in the Building. Supplementing the preceding sentence, but not in limitation thereof, in no event shall any Alterations interfere with, interrupt or disturb the premises (including, without limitation, the ceiling or flooring therein) of any other tenant or occupant of the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. The foregoing shall not be deemed to prevent Tenant from performing Alterations between the hours of 6:00 P.M. and 8:00 A.M. on Business Days and during any hours on non-Business Days, provided same are performed in such manner as Landlord may from time to time reasonably designate. All Tenant's Property installed by

Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall with respect to Tenant's Property, remain the property of Tenant, and with respect to said Alterations, become the property of Landlord upon the expiration or sooner termination of this Lease. Upon the Expiration Date, Tenant shall remove Tenant's Property from the Premises and, if Landlord consents, Tenant may remove, at Tenant's cost and expense, all Alterations made by Tenant to the Premises, provided, however, in any case, that Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord, upon notice given at least one hundred twenty (120) days prior to the Fixed Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workerlike manner to good condition any damage to the Premises or the Building caused by such removal.

                  D. (1) All Alterations shall be performed, at Tenant's sole cost and expense, by Landlord's contractor(s) or by contractors, subcontractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, except with respect to contractors or subcontractors performing structural work, or work affecting any of the Building Systems. Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, and (b) the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list.

                        (2) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System (i) Tenant shall select a contractor from a list of approved contractors furnished by Landlord to Tenant (containing when reasonably practical at least three (3) contractors), and (ii) the Alteration shall, at Tenant's cost and expense, be designed by Landlord's engineer for the relevant Building System provided the fees charged by such engineer are competitive, otherwise Tenant shall select an engineer, subject to Landlord's approval, which shall not be unreasonably withheld or delayed. If any such Alteration affecting any Building System has been designed by Landlord's engineer, such Alteration shall, subject to the limitations set forth in Section 3.1A. above, be deemed approved by Landlord.

                  E. Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days after Tenant shall have received notice thereof (or such shorter period if required by the terms of any Superior Lease or Mortgage), at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

      Section 3.2 A. Tenant shall pay to Landlord on demand and as additional rent in connection with any Alteration (including, without limitation, the Initial Alterations (as hereinafter defined)), except Landlord's Work, (i) a fee (the "Alteration Fee") equal to the reasonable or customary out-of-pocket costs (including, without limitation, reasonable fees and disbursements of attorneys, consultants, engineers and other professionals) incurred by Landlord in connection with such Alteration, including, without limitation, the cost incurred by Landlord to have such plans and specifications reviewed by outside architects, engineers or consultants, as applicable.

      Section 3.3. Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith.

      Section 3.4 (A) Subject to the provisions of this Section 3.4, Landlord shall contribute an amount not to exceed Two Hundred Thirty-Five Thousand Dollars ($235,000.00) (the "Tenant Fund") toward (x) the cost of the performance of the Initial Alterations including, without limitation, installation of lighting (except lamps and bulbs), and computer and telecommunication wiring in the premises (other than Soft Costs), and (y) the fees of architects and engineers, and filing fees incurred in connection with the performance of the Initial Alterations (the costs described in this clause (y) being collectively referred to herein as "Soft Costs"). Notwithstanding the foregoing, Landlord shall not be required to contribute toward Soft Costs an amount in excess of fifteen percent (15%) of the Tenant Fund.

                  (B) Landlord shall disburse a portion of the Tenant Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth in Section 3.4(C) hereof, provided that on the date of a request and on the date of disbursement from the Tenant Fund, no Event of Default shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly, and any such disbursement when added to all other amounts previously disbursed shall not exceed 90% of the Tenant Fund and such request by Tenant shall not have been the subject of a previous disbursement as certified by the chief financial officer of Tenant or Tenant's independent licensed architect. Landlord has the right to retain 10% from each requested disbursement from Tenant until the Initial Alterations are completed.

                  (C) Landlord's obligation to make disbursements from the Tenant Fund shall be subject to receipt of: (a) a request for such disbursement from Tenant signed by the chief financial officer of Tenant, together with the certification required by Section 3.4(B) hereof, (b) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with the Initial Alterations and incorporated in the Premises, for which Tenant is seeking reimbursement, (c) with respect to disbursements of the Tenant Fund to cover costs other than Soft Costs, a certificate of Tenant's independent licensed architect stating that the portion of the Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workerlike manner substantially in accordance with the final detailed plans and specifications for such Initial Alterations, as approved by Landlord, and (d) partial lien waivers, to the extent permitted by law, from each contractor, subcontractor and materialman who performed work in connection with the Initial Alterations, to the extent of the amount theretofore paid to such contractor, subcontractor or materialman.

                  (D) In no event shall the aggregate amount paid by Landlord to Tenant under this Section 3.4 exceed the amount of the Tenant Fund. Upon the completion of the Initial Alterations (which shall include completion of all "punch list" items and payment of Soft Costs, and satisfaction of the conditions set forth in Section 3.4(E) hereof), any retainage held by Landlord pursuant to
Section 3.4(B) above shall be paid to Tenant and any other amount of the Tenant Fund which has not been previously disbursed (exclusive of amounts allocated to pay for work completed even though the invoices covering such work have not yet been received) shall be retained by Landlord. Upon the disbursement of the entire Tenant Fund (or the portion thereof if upon completion of the Initial Alterations and the payment of Soft Costs the Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Initial Alterations, and pay Soft Costs, whether or not the Tenant Fund is sufficient to fund such completion and Soft Costs. Any costs to complete the Initial Alterations and pay Soft Costs in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

                  (E) Within sixty (60) days after completion of the Initial Alterations, Tenant shall deliver to Landlord final waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith, and a certificate from Tenant's independent licensed architect certifying that (i) in his opinion the Initial Alterations have been performed in a good and workerlike manner and completed substantially in all material respects in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord, and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date.

      Section 3.5 Tenant shall maintain comprehensive records and copies of all plans, specifications, budgets and other appropriate documentation in connection with any and all Alterations, copies of which shall be furnished to Landlord promptly upon demand.

      Section 3.6 As part of the Initial Alterations, Tenant hereby agrees to
(i) install a sprinkler loop, within the Premises and (ii) to perform the work necessary to bring the existing bathrooms and common areas on the 18th floor of the Building in compliance with all Requirements, including, without limitation, ADA (the "Additional Initial Work"). Landlord shall contribute an additional amount above the Tenant Fund, which additional amount shall not exceed $11,750.00 (the "Additional Fund") solely toward the cost of the performance of the Additional Initial Work (other than Soft Costs), which amount shall be disbursed in the same manner and subject to the same conditions as disbursement of the Tenant Fund.

      Section 3.7 Tenant shall be responsible, at Tenants expense, for making the appropriate connections to the Building's Class E System. Landlord shall provide Tenant with reasonable access to the Class E System, at Tenant's cost, to make the appropriate connections, subject to all of the terms and conditions of this Lease.

                                    ARTICLE 4
                               REPAIRS-FLOOR LOAD

      Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises) and the public portions of the Building, both exterior and interior, in conformance with standards applicable to non-institutional first class office buildings in Manhattan. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment, Alterations and appurtenances therein and the distribution systems and shall make all repairs thereto as and when needed to preserve them in good working order and condition. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building and Building Systems, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from negligent acts or omissions, neglect or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, invitees or licensees, shall be repaired at Tenant's sole cost and expense, by (i) Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or (ii) Landlord (if the required repairs are structural in nature or affect any Building System). Landlord shall be responsible for repairs in the Building necessitated by the negligent acts or omissions or willful misconduct of Landlord, or its agents, employees or contractors, subject to the provisions of Section 10.5 hereof. All of the aforesaid repairs shall be of good quality and of a class consistent with non-institutional first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice (or such shorter period as may be required due to an emergency) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be forthwith paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises, as soon as Tenant becomes aware of same.

      Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding the "live load" limitations set forth in the certificate of occupancy for the Premises. Tenant shall not move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, and shall make payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ at its sole cost and expense only persons holding a Master Rigger's license to do said work and such additional tradespeople as may be required to perform such work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. There Except as otherwise expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

        Section 4.3 Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Any materials required for the performance of any such repairs, alterations, additions or improvements shall be stored at such locations within the Premises as are reasonably designated by Tenant, except that any such materials may be moved to the location of the repair, alteration, addition or improvement during the course of performance of the work.

      Section 4.4 Both the design and decoration of the elevator areas of each entire floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant (as a result of a subletting or occupancy arrangement, if any, in accordance with Article 12 hereof) shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and such elevator areas and public corridors shall be maintained and kept in order by Tenant to Landlord's reasonable satisfaction.

                                    ARTICLE 5
                                 WINDOW CLEANING

      Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 6
                               REQUIREMENTS OF LAW

      Section 6.1 A. Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations or repairs therein or the result of the making thereof, except that (other than with respect to the making of Alterations or the result of the making thereof) Tenant shall not be under any obligation to make any Alteration in order to comply with any Requirement applicable to the mere general "office" use or occupancy (as opposed to the manner of use) of the Premises, unless otherwise expressly required herein. Tenant shall cause the Premises (including elevator call buttons and bathrooms on the 12th floor) to comply with ADA. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all-risk" insurance policy, and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices") which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by

Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon demand by Landlord. Landlord shall furnish Tenant with all bills for additional fire insurance premiums as to which Tenant is required to make reimbursement hereunder. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

                  B. Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof ), shall comply with all other Requirements applicable to the Premises and the Building, subject to Landlord's right to contest the applicability or legality thereof.

                  C. If it is determined by a final adjudication or other similar determination that the Building's core and public areas (including elevator cabs, call buttons, fire doors and fire stairs) are not in compliance with Title III of The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ss.ss.12101 et seq. (the "ADA"), as of the date hereof, Landlord shall, at its sole cost and expense (and without recoupment pursuant to Article 27 if the core or public areas are not in compliance with Title III of the ADA as in effect as of the date hereof, but otherwise subject to recoupment pursuant to Article 27) (i) take such action as shall be reasonably achievable to bring the Building's core and public areas into compliance with Title III of the ADA, (ii) restore and repair any damage caused to the Premises or any Alterations in connection with any such compliance work and (iii) reimburse Tenant for any fines incurred by Tenant by reason of Landlord's non-compliance with Title III of the ADA, as aforesaid. All of Tenant's Alterations shall comply with Titles I and III of the ADA.

                                    ARTICLE 7
                                  SUBORDINATION

      Section 7.1 This Lease shall be subject and subordinate to each and every Superior Lease and to each and every Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly an instrument, in recordable form, that Landlord, any Mortgagee or Lessor reasonably may request to evidence and confirm such subordination. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant shall not knowingly do anything that would constitute a default under any Superior Lease or Mortgage, or knowingly omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if in connection with the entering into of a Superior Lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease, Tenant shall make such modifications. A requirement that Tenant give notice of any default on the part of Landlord to any Mortgagee or Lessor and a reasonable opportunity to cure such default shall not be deemed to increase the obligations of Tenant under this Lease.

      Section 7.2 A. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the option of any Superior Lessor or Mortgagee, to attorn to any such Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure (a "Successor Landlord"), upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof and this Section 7.2, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises and provided further that such Lessor or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

            (1) except as hereafter set forth, liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

            (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

            (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

            (4) bound by any obligation to perform or fund any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent required of Landlord, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee, or

            (5) bound by any amendment or modification of this Lease made without its consent (if such consent is required), or

            (6) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

                  B. The provisions of this Section 7.2 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 7.2, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee, or to excuse any such owner, Lessor or Mortgagee from performing obligations of repair and maintenance required to be performed by it hereunder.

      Section 7.3 From time to time, within ten (10) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant (but without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters pertaining to this Lease reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

      Section 7.4 From time to time, within ten (10) days next following request by Tenant but not more frequently than once twice in any twelve (12) month period, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, all additional rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

      Section 7.5 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission. If no such notice is given by any such Lessor or Mortgagee within such ten (10) Business Day period or, if the Lessor or Mortgagee giving such notice does not undertake cure within ten (10) days following the giving of such notice to Tenant, then Tenant may pursue all of its remedies hereunder or at law.

                                    ARTICLE 8
                              RULES AND REGULATIONS

      Tenant and Tenant's contractors, employees, agents, visitors, invitees and licensees shall comply with the Rules and Regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building.

                                    ARTICLE 9
                INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

      Section 9.1 A. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty, nor shall Landlord or its agents be liable for any such injury (or death) to persons or damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work, nor shall Landlord be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building.

                  B. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened or bricked-up, as aforesaid, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked-up.

                  C. Tenant shall immediately notify Landlord of any fire or accident in the Premises, promptly upon becoming aware of same.

      Section 9.2 Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy with a replacement cost endorsement for Alterations, Specialty Alterations and Tenant's Property at the Premises, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause (i) above, and only to the extent of the named insured's negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord's managing agent, and such Lessors and Mortgagees harmless from and against, subject to the limits of liability set forth in this Section 9.2, all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained, and (b) the policy shall be non-cancellable with respect to Landlord, Landlord's managing agent, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' prior written notice shall have been given to Landlord and Landlord's managing agent by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount not less than Three Million Dollars ($3,000,000) for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of noninstitutional first-class buildings in New York City for office use. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "X".

      Section 9.3 Upon the execution hereof, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 10.5 hereof, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration of such policy.

      Section 9.4 Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property or any Alterations, (including Initial Alterations) and/or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business; it being expressly understood and agreed that the foregoing shall not affect Tenant's right, if any, regarding an abatement of the Rental pursuant to Section 10.1 hereof.

                                   ARTICLE 10

                         DESTRUCTION-FIRE OR OTHER CAUSE

      Section 10.1 A. If the Premises (other than Alterations, Specialty Alterations and Tenant's Property) shall be damaged by fire or other casualty, and promptly following the giving of notice thereof to Landlord, the damage (exclusive of damage to Alterations, Specialty Alterations and/or Tenant's Property) shall, following completion of Landlord's insurance adjustment, be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, and until the earlier of (i) sixty (60) days after such repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant), (ii) the date Tenant substantially completes its work in the Premises after such casualty, or should have substantially completed such work by exercising due diligence after such casualty, and (iii) the date Tenant occupies the Premises for the conduct of its business after such casualty, (x) the Fixed Rent and Space Factor shall be reduced in the proportion which the ratio between the area of the part of the Premises which is not usable by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises immediately prior to such casualty, and (y) Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such casualty bears to the rentable area of the Building remaining after such casualty. In the event that Tenant is reasonably unable to conduct its business in the undamaged portion of the Premises or Tenant does not have reasonable access to the Premises, then Tenant may vacate the undamaged portion of the Premises and the Rental shall be totally abated until the damage has been repaired and/or Tenant once again Landlord's repair obligations have been substantially completed and Tenant has reasonable access to the Premises. Upon the substantial completion of such repairs (excluding Long Lead Work), Landlord shall diligently prosecute to completion any items of Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations, Specialty Alterations or Tenant's Property. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section. Anything contained herein to the contrary notwithstanding, if the Premises (including any Alterations) are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, Landlord's obligation to repair the Premises (and any Alterations) shall be limited to repair of (w) the part of the Building Systems serving the Premises on the Commencement Date, but not the distribution portions of such Building Systems located within the Premises, (x) the floor and ceiling slabs of the Premises, (y) the exterior walls of the Premises, and (z) the lavatories and other core areas, all to substantially the same condition which existed on the Commencement Date.

                  B. Prior to the substantial completion of Landlord's repair obligations set forth in Section 10.1A. hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors and materialmen access to the Premises to perform Specialty Alterations (or Alterations, if Landlord is not obligated to repair same pursuant to the provisions hereof), on the following terms and conditions (but not to occupy the same for the conduct of business):

                        (1) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the Alterations and Specialty Alterations then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed.

                        (2) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, including, without limitation, Tenant's obligation to pay to Landlord the Factor as more particularly set forth in Article 13 hereof, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent (exclusive of the Factor) portion of the Factor applicable to electrical usage during such construction) or Escalation Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs.

                        (3) It is expressly understood that if Landlord shall be prevented from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Alterations and Specialty Alteration by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Alterations and Specialty Alteration then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially completed but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

      Section 10.2 Anything contained in Section 10.1 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion (confirmed by a reputable independent architect or contractor retained by Landlord), substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the tenth (10th) day nor later than the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in this Section 10.2, the Rental shall be apportioned to the date that the Premises are no longer usable or the date of termination (whichever date occurs sooner) and any prepaid portion of Rental for any period after such date shall be refunded by Landlord to Tenant.

      Section 10.3 A. Within forty-five (45) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's estimate as to the time required to repair such damage, exclusive of time required to repair any Alterations, Initial Alterations or Specialty Alterations (which are Tenant's obligation to repair) or to perform Long Lead Work. If the estimated time period exceeds nine (9) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. If Tenant shall not have elected to terminate this Lease pursuant to this Article 10 (or is not entitled to terminate this Lease pursuant to this Article 10), the damage shall be diligently repaired by and at the expense of Landlord as set forth in Section
10.1 hereof. Except as expressly set forth in this Section 10.3A., Tenant shall have no other options to cancel this Lease under this Article 10.

                  B. Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last two (2) years of the Term, either party may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

      Section 10.4 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

      Section 10.5 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards of the type covered by such fire and extended coverage insurance. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If the payment of an additional premium is required for naming the other party as an additional insured, each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium even with the payment of an additional premium, then such party shall so notify the first party and the first party shall not have the obligation to name the other party as an additional insured. In the event that Tenant shall be unable to obtain a waiver of subrogation clause for Landlord's benefit for any reason whatsoever, then Landlord shall have no obligation to obtain a waiver of subrogation clause for the benefit of Tenant, even if one is readily available. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Specialty Alterations or any other Alteration prior to the completion of the Initial Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

                                   ARTICLE 11
                                 EMINENT DOMAIN

      Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property (comprised of at least thirty percent (30%) of the rentable area of the Building) and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, (x) the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation, (y) Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation, and (z) the security deposit pursuant to Article 31 below shall be reduced in the same proportion that the Fixed Rent and Space Factor are reduced;
(2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates); and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this
Section 11.1, Landlord, at Landlord's expense, shall restore that part of the

Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant's Alterations (other than Specialty Alterations), except that if such acquisition or condemnation occurs prior to completion of the Initial Alterations, Landlord shall only be required to restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Rental shall be apportioned and any prepaid portion of Rental for any period after such date shall be refunded by Landlord to Tenant.

      Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses.

      Section 11.3 If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

            (i) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 11.1 hereof; or

            (ii) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

                                   ARTICLE 12

                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

      Section 12.1 Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant. Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease or sublet the entire demised premises, upon prior notice to Landlord, but not subject to Landlord's consent or the provisions of Sections 12.4, and
12.10 hereof, to an Affiliate, subject to all of the other terms and conditions of this Lease. In addition, without Landlord's consent, Tenant may permit up to 25% of the Premises to be used by Affliates or business associates for desk space, provided and on condition that: (i) such space is not (and is not required by Requirements to be) separately divided, (ii) the occupancy of the Premises is subject to all of the terms of this Lease, (iii) such occupant shall have no right to or interest in the Premises, and (iv) Tenant does not receive a profit from such arrangement.

      Section 12.2 A. If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this
Article 12, Landlord, after default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this Article 12, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. In the event that any such default is cured, then any sums collected from any subtenant, user or occupant in excess of the Fixed Rent and other items of Rental reserved in this Lease shall forthwith be paid to Tenant after deducting any fees and expenses payable by Tenant to Landlord in connection with such default. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use.

                  B. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof, including, without limitation, any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

                  C. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

      Section 12.3. A. If Tenant is a partnership, the admission of new Partners, the withdrawal, retirement, death, incompetency or bankruptcy of any Partner, or the reallocation of partnership interests among the Partners, shall not constitute an assignment of this Lease, provided that the principal purpose of any such admission, withdrawal, or retirement is not to circumvent the restrictions on assignment set forth in the provisions of this Article 12. The reorganization of Tenant from a professional corporation or corporation into a partnership or limited liability entity or the reorganization of a Tenant from a partnership into a professional corporation or limited liability entity, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the Partners, shareholders or members of Tenant shall be the same as the shareholders or partners of Tenant existing immediately prior to such reorganization, as the case may be. If Tenant shall become a professional corporation or limited liability entity, each individual shareholder or member of Tenant as the case may be, and each employee of a professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or employee would have under this Lease if Tenant were a partnership and such individual or employee were a Partner in Tenant. If any individual Partner in Tenant is or becomes an employee of a professional corporation, or a member of a limited liability entity such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation or limited liability entity were a Partner of Tenant.

                  B. A transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of fifty percent (50%) or more of the shares of Tenant (if Tenant is a corporation or trust) or a transfer of fifty percent (50%) or more of the total interest in Tenant (if Tenant is a partnership or other entity) at any one time or through a series of transfers over a twelve (12) month period, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this
Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange. The provisions of this Article 12 shall not apply to any transaction with a corporation into which Tenant merges or with which Tenant consolidates or to which all or substantially all of Tenant's assets are transferred provided that (i) a principal purpose of the transaction is not the assignment of this Lease, (ii) the surviving corporation, immediately after the transaction, has a net worth equal to or greater than that of Tenant immediately prior to the transaction, and Landlord is furnished with certified financial statements confirming such net worth, and (iii) the surviving corporation assumes all of Tenant's obligations under this Lease and Landlord is provided with an executed copy of the assumption agreement.

      Section 12.4 If Tenant shall at any time or times during the Term, desire to assign this Lease or sublet all or any portion of the Premises (except to an Affiliate as provided in Section 12.1), Tenant shall first give written notice of such desire to Landlord, which notice shall contain the proposed effective date of the desired assignment or commencement date of the desired sublease (and the expiration date, if a sublease), and if only a portion of the Premises is to be sublet, the notice shall be accompanied by a floor plan of the Premises on which the area to be subleased is shown cross-hatched. Such notice (a "Leaseback Notice") shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, (i) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of part of the Premises), or (ii) terminate this Lease or sublease such space for the term of the proposed sublease as set forth in the Leaseback Notice (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). For purposes hereof, more than one (1) transaction with the same party or related parties within a one (1) year period shall be deemed one (1) transaction. Said options may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord, and during such sixty (60) day period Tenant shall not assign this Lease nor sublet such space to any person nor entity or advertise, list or market said space. If Tenant does not consummate an assignment or sublease within one hundred eighty (180) days following the giving of the Leaseback Notice, Tenant shall be required to comply again with the provisions of this Section 12.4 before assigning this Lease, subletting such space or advertising, listing or marketing said space.

      Section 12.5 If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Escalation Rent due hereunder shall be paid and apportioned to such date.

      Section 12.6 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord (as subtenant) shall be at the rental rate per rentable square foot of Fixed Rent and additional rent then payable pursuant to this Lease, and such sublease shall:

            (a) be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

            (b) be for the same term as proposed by Tenant pursuant to Section
12.4 above;

            (c) give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations and improvements in the space covered by such sublease as Landlord deems necessary or desirable, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord the option to extend the term of such sublease for the balance of the Term less one (1) day;

            (d) provide that any assignee or further subtenant of Landlord may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof as Landlord deems necessary or desirable and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such assignment or sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal;

            (e) also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Landlord's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Premises and to comply with any Requirements of Governmental Authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the space demised by such sublease in reasonable order and condition; and

            (f) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord or to restore the Leaseback Space to its original condition by removing any such alteration, installation or improvement.

      Section 12.7 Performance by Landlord or its designee, under a sublease of the Leaseback Space to Landlord, shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default arises directly from any act or omission of the subtenant under such sublease or arises directly from any act or omission of any occupant holding under or pursuant to any such sublease.

      Section 12.8 A. In the event Landlord does not exercise an option provided to it pursuant to Section 12.4 or does not possess such option pursuant to
Section 12.1 or 12.3 above, and provided that Tenant is not in default (beyond the expiration of any applicable notice and grace period) of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

            (a) Tenant shall have complied with the provisions of Section 12.4 and Landlord shall not have exercised any of its options under said Section 12.4 within the time permitted therefor;

            (b) The proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) is limited to the use expressly permitted under this Lease;

            (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

            (d) The proposed assignee or sublessee, is not then (i) an occupant or an Affiliate of any occupant of any part of the Building, or (ii) negotiating with Landlord to lease space in the Building, in either case only if Landlord has, or will have within six (6) months following receipt of Tenant's request for consent, comparable space available for leasing.

            (e) The form of the proposed sublease or assignment shall comply with the applicable provisions of this Article and be reasonably acceptable to Landlord;

            (f) The number of occupants in the Premises (including Tenant, subtenants and Landlord or Landlord's designee) shall not exceed two (2); and

            (g) Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior written notice to Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed the Premises for subletting or assignment with a broker, agent or representative at a rental rate less than the Fixed Rent and Escalation Rent at which Landlord is then offering to lease other comparable space in the Building, provided, however, the foregoing shall not be construed as prohibiting Tenant from consummating an assignment or sublease on any terms acceptable to it.

                  B. Except for any subletting by Tenant to Landlord pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Fixed Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rental due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any assignee, subtenant or other occupant permitted hereunder or anyone claiming under or through any assignee, subtenant or other occupant permitted hereunder which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by any brokers with whom Tenant dealt claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      Section 12.9 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

            (a) No subletting shall be for a term ending later than one (1) day prior to the Expiration Date as the same may be extended;

            (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and consented to by it;

            (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent, unless Landlord shall have consented to same; and

            (d) The failure by Landlord to exercise its option under Section
12.4 with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Premises affected thereby.

      Section 12.10.A. Subject to the provisions of this Section 12.10, in connection with any subletting of all or any portion of the Premises by Tenant, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of any Sublease Profit derived therefrom, provided, however, that in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any subletting of the Recapture Space by Landlord or its designee to a subtenant. All sums payable hereunder by Tenant shall be calculated on an annualized basis (equitably adjusted for partial years), and shall be paid to Landlord, as additional rent, within ten (10) days after receipt thereof by Tenant.

                      B. For purposes of this Lease:

            (1) "Rent Per Square Foot" shall mean the sum of the then Fixed Rent and Escalation Rent divided by the Space Factor.

            (2) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

            (3) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity less the Sublease Expenses.

            (4) "Sublease Expenses" shall mean: (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord pursuant to Section 12.2B. hereof, and
(iv) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy if not used by Tenant subsequent to the expiration of the term of the sublease, as determined by Tenant's federal income tax returns. In determining Sublease Rent, the costs set forth in clauses (ii), (iii) and (iv) shall be amortized on a straight-line basis over the term of such sublease.

            (5) "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the rentable square feet of the space demised under the sublease in question.

            (6) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant, and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.10. In addition, if Sublease Expenses utilized for the purpose of calculating Sublease Profit included an amount attributable to the cost of the improvements made by Tenant expressly and solely for the purpose of preparing the Premises or a portion thereof for the occupancy of the subtenant and subsequent to the expiration of the sublease such improvements and/or alterations were not demolished and/or removed, Sublease Profits shall be recalculated as if the cost of such improvements and/or alterations were not incurred by Tenant and Tenant promptly shall pay to Landlord fifty percent (50%) of the additional amount of such Sublease Profit.

                  C. Tenant shall pay to Landlord, upon receipt thereof, fifty percent (50%) of the Assignment Proceeds. For purposes of this Paragraph C., "Assignment Proceeds" shall mean all consideration payable to Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such assignment, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made by Tenant in connection with the assignment of its interest in this Lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 12.2B. hereof, and (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment, as determined by Tenant's federal income tax returns. If the consideration paid to Tenant for any assignment shall be paid in installments, then the expenses specified in this Paragraph C. shall be amortized over the period during which such installments shall be payable. If Landlord exercises its right to take an assignment of or cancel this Lease pursuant to the provisions of Section 12.4 hereof, in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any lease or sublease of the Premises by Landlord or further assignment of this Lease.

                                   ARTICLE 13
                                   ELECTRICITY

      Section 13.1 As an incident to this Lease and as part of the Fixed Rent payable hereunder, Landlord shall furnish to Tenant, subject to compliance with Requirements, through transmission facilities installed by it in the Building, alternating electric current to be used by Tenant in the Premises in such amount as shall be sufficient during Business Hours of Business Days for the operation of Tenant's lighting fixtures and customary small office machines; provided, however, that Landlord shall not be obligated to provide electric current in an amount in excess of five (5) watts (connected load) of electric current per gross usable square foot of space in the Premises (inclusive of any supplementary system installed by or on behalf of Tenant and exclusive of the base Building air conditioning system) (the "Electric Capacity"). Landlord shall not be liable in any way to Tenant for any failure or defect in supply or character of electric current furnished to be Premises. At Landlord's option, Landlord shall furnish and install all lighting tubes, ballasts, lamps and bulbs used in the Premises and Tenant shall pay, promptly upon demand as additional rent, Landlord's reasonable and competitive charges therefore. Tenant shall use said electric current for lighting and, insofar as Landlord's facilities are not burdened thereby and applicable laws and insurance regulations permit, for operation of such equipment as is normally used in connection with the operation of a business office. The portion of the Fixed Rent attributable to electric current so furnished to Tenant, is hereinafter referred to as the "Factor". In no event is the Factor to be less than the Factor on the date of this Lease ($16,156.25), as thereafter increased pursuant to Section 13.5 below. Notwithstanding anything to the contrary contained herein, Tenant shall pay for electricity consumed in the Premises from and after the Commencement Date.

      Section 13.2 Tenant's use of electric current in the Premises shall not at any time exceed the Electric Capacity. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to the business machines, office equipment or other appliances in the Premises which utilize would have a material impact on Tenant's electrical energy usage in the Premises, without the prior written consent of Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the reasonable cost thereof plus all reasonable costs incurred by Landlord to any electrical engineer retained by Landlord to review the electrical work required by Tenant shall be paid by Tenant, as additional rent, promptly upon demand. As a condition to granting any such consent, Landlord may require that Tenant agree to an increase in the Fixed Rent payable hereunder by an amount which will reflect the value to Tenant (as determined pursuant to Section 13.3 below) of the additional service to be furnished by Landlord, that is, the potential additional electric current to be made available to Tenant. If Landlord and Tenant cannot agree thereon, such amount shall be determined by a reputable independent electrical engineer or consultant, to be selected by Landlord and paid by Tenant. The findings of the consultant or engineer in all such instances shall be conclusive and binding upon the parties, subject to Tenant's right to contest such findings pursuant to
Section 13.7 below. When the amount of such increase is so determined, the parties shall execute and exchange an agreement supplementary hereto to reflect the increase in the amount of the Fixed Rent payable hereunder, effective from the date such additional service is made available to Tenant, but such increase shall be effective from such date even if such supplementary agreement is not executed.

      Section 13.3. Landlord may, at any time or from time to time, retain a reputable independent electrical engineer or consultant, selected by Landlord and paid by Landlord, to make a survey of the electrical wiring and power load to determine what the value would be to Tenant if it were purchasing electricity directly from the utility company at Landlord's rate schedule, provided, however, that under no circumstances may the Factor be reduced below the amount set forth in Section 13.1 above as thereafter increased pursuant to Section 13.5 below. The findings of the consultant or engineer in all such instances shall be conclusive and binding upon the parties, subject to Tenant's right to contest such findings pursuant to Section 13.7 below. When the amount of such value is so determined, the parties shall execute and exchange an agreement supplementary hereto to reflect any appropriate increase in the amount of the Fixed Rent payable hereunder, effective from the date of such survey, but such increase shall be effective from such date even if such supplementary agreement is not executed.

      Section 13.4 If any tax is imposed upon Landlord in connection with the furnishing of electric current to Tenant by any Federal, State or Local Government subdivision or authority, Tenant shall pay Landlord an amount equal to such tax, where permitted by law.

      Section 13.5 If, subsequent to May 8, 1997 the public utility rate schedule or any portion of the charge for the supply of electric current the Building is increased or decreased or such rate schedule is superseded by another rate schedule, the Factor shall be increased or decreased by the same percentage as the percentage of increase or decrease in Landlord's cost for purchasing electricity for the Building and the Fixed Rent shall be adjusted accordingly; provided, however, that under no circumstances may the Factor be reduced below the amount set forth in Section 13.1 above as thereafter increased pursuant to this Section
13.5. If Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined by a reputable independent electrical engineer or consultant, to be selected by Landlord and paid equally by both parties. The findings of the consultant or engineer, in all such instances, shall be conclusive and binding upon the parties. Whenever the amount of any such adjustment is so determined, the parties shall execute and exchange an agreement supplementary hereto to reflect such adjustment in the amount of the Factor (and the Fixed Rent) payable hereunder, effective from the effective date of such increase, decrease or change in such rate schedule or charge, but such adjustment shall be effective from such date whether or not a supplementary agreement is executed.

      Section 13.6 Landlord reserves the right to discontinue furnishing electric current to Tenant in the Premises at any time upon not less than thirty
(30) days' written notice to Tenant. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall not be affected thereby, except that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric current to Tenant and the Fixed Rent payable hereunder shall be reduced by the Factor. If Landlord so discontinues furnishing electric current to Tenant, Tenant shall arrange to obtain electric current directly from the public utility company furnishing electric current to the Building; provided, however, Landlord shall not discontinue furnishing electricity to Tenant until Tenant is capable of receiving electricity directly from the public utility or other applicable source, except as otherwise required by Requirements. Such electric current may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric current directly from such public utility company shall be installed and maintained by Landlord at Tenant's sole cost and expense; provided, however, that if the discontinuance is voluntary and not as the result of Requirements or changes in electric rates, then Landlord shall pay such cost of installation and maintenance.

      Section 13.7 Anything in Sections 13.3 and 13.5 to the contrary notwithstanding, the finding of the consultants or engineers retained by Landlord shall be conclusive unless within thirty (30) days after delivery of such invoices or consultant's determination to Tenant, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable independent electrical engineer or consultant, its own determination in accordance with the provisions of this Section 13.7. If such determination differs from the determination of Landlord's engineer or consultant, the two engineers or consultants shall choose a third reputable electrical engineer or consultant whose cost shall be shared equally by Landlord and Tenant to make a similar determination, which determination shall be controlling. If they are unable to agree upon the identity of the third engineer or consultant, then such appointment shall be made by the American Arbitration Association or any successor. However, pending controlling determination, Tenant shall pay to Landlord the amount in accordance with the determination of Landlord's engineer or consultant. If the final determination differs from that of Landlord's engineer or consultant, then the parties shall promptly made adjustment for any deficiency owed by Tenant or overage paid by Tenant. If any amount is owed by either party to the other, it shall be promptly paid to the other together with interest at the Base Rate.

      Section 13.8 A. Notwithstanding the foregoing, at Tenant's option at anytime during the Term prior to the eighth (8th) anniversary of the Commencement Date, upon at least ninety (90) days prior written notice, and at Tenant's sole cost and expense, Tenant may elect to have Landlord furnish electric energy to the Premises through the presently installed electrical facilities and any electrical facilities installed by Tenant with Landlord's approval for normal business office purposes. Tenant shall, commencing on the installation of all applicable check meters (which shall be installed by Tenant under Landlord's supervision (or at Landlord's option by Landlord), at Tenant's sole expense) and continuing thereafter throughout the Term, pay to Landlord, as additional rent ("Electricity Additional Rent"), a charge for electricity furnished to the Premises determined by applying the aggregate KW demand and KW hours of electricity consumed in the Premises, as registered by the check meters and the equipment ancillary thereto, to the service classification applicable to the Building with respect to the purchase of electricity and the consumption level for which Tenant qualifies, and adding thereto a 8% charge to compensate Landlord for administrative expenses and any transmission loss in transmitting the electric energy from its source in the Building to the Premises. After notice from Tenant of its election to receive electricity pursuant to this
Section 13.8 and upon the installation of the applicable check meters and equipment ancillary thereto to measure Tenant's electric consumption, the Fixed Rent for the remainder of the Term shall be reduced by the Factor.

      B. In addition, Tenant shall pay when due all sales or other taxes, fuel adjustments, surcharges, and any other charges or fees, which shall be payable by Landlord or Tenant as a result of the electricity purchased by Landlord and supplied to Tenant pursuant to this Section 13.8.

      C. The meters installed in the Premises shall be read by an electrical consultant retained by Landlord. Where more than one (1) meter measures the electricity supplied to Tenant, each meter shall be read in conjunction with the other and the totalized reading shall be computed and billed in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time or times as Landlord may elect and Tenant shall pay the amount shown thereon to Landlord within twenty (20) days after receipt of such bill.

      D. All of the other terms and provisions of Article 13 shall apply to Tenant's use of electricity in the Premises.

      E. Tenant shall maintain and keep any meters in the Premises in good repair (including replacements, if necessary) and in good working order and condition. All costs and expenses of maintaining, repairing, replacing and reading the meters shall be borne by Tenant. During any period when a meter is nonoperational, the Electricity Additional Rent shall be billed on the basis of the Electricity Additional Rent payable during the comparable period in the preceding year, but as adjusted for rate changes and changes in the Space Factor and reasonably ascertainable changes in Tenant's electrical consumption.

      F. If the public utility furnishing electric energy to the Building, or any Laws and Ordinances require a modification or revision of this Article 13, Tenant agrees to execute such modification as may be required, provided however, that in no event shall the Fixed Rent be reduced to an amount below the amounts thereof stated in Section 1.1 of this Lease. Tenant agrees to comply with all rules and regulations of the public utility applicable to it.

      G. Landlord's failure to render any statement under the provisions of this
Article 13 shall not prejudice its right thereunder to render such statement for prior or subsequent periods. The obligations of Tenant pursuant to the provisions of this Article shall survive the expiration or sooner termination of the Term.

                                   ARTICLE 14
                               ACCESS TO PREMISES

      Section 14.1 A. Tenant shall permit Landlord, Landlord's agents, representatives, contractors and employees and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions or restorations (i) as Landlord may deem necessary or desirable to the Premises (if in compliance with a Requirement or to fulfill an obligation to Tenant) or to any other portion of the Building or Building Systems, or (ii) which Landlord may, pursuant to
Section 4.1 above, elect to perform following ten (10) days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with any Requirements, a Superior Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall under no circumstances abate (except to the extent expressly set forth in Section 10.1 hereof) while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise.

                  B. Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 4.3 hereof. Following completion of the work or installations, Landlord shall promptly repair any damage to the Premises resulting therefrom.

                  C. Except as hereinafter provided, any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall be concealed behind, beneath or within partitioning, column enclosures, ceilings, floors or raised floors located or to be located in the Premises. Notwithstanding the foregoing, any such pipes, ducts, or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

      Section 14.2 During the twelve (12) month period prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof.

      Section 14.3 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

      Section 14.4 Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises, or (b) reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the

Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

      Section 14.5 A. Tenant understands and agrees that Landlord may, at any time or from time to time during the Term, perform substantial renovation work in and to the Building or the mechanical systems serving the Building (which work may include, but need not be limited to, the repair or replacement of the Building's exterior facade, setbacks, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing system, common hallways, or lobby), any of which work may require access to the same from within the Premises.

                  B. Tenant agrees that:

                        (i) Landlord shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work.

                        (ii) Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rental on account of any noise, vibration, or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access to the Premises) which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovations at the Building.

                  C. Landlord shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates except to avoid material interference with Tenant's use of the Premises) to avoid disruption of Tenant's business during any such entry upon the Premises by Landlord.

                  D. It is expressly understood and agreed by and between Landlord and Tenant that if Tenant shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to Landlord under this provision, or if Landlord shall commence any action or proceeding to obtain access to the Premises in accordance with this provision, then the reasonable legal fees, costs and disbursements incurred by the prevailing party relating to or arising out of such action or proceeding shall be paid by the other party. Any payment to be made by Tenant to Landlord pursuant to this provision shall be deemed additional rent.

                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

      Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon five (5) Business Days' written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises.

                                   ARTICLE 16
                                     DEFAULT

      Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

                  A. If Tenant shall default in the payment when due of any installment of Fixed Rent and such default shall continue for five (5) Business Days after notice of such default is given to Tenant, or in the payment when due of any other item of Rental and such default shall continue for five (5) Business Days after notice of such default is given to Tenant, except that if Landlord shall have given two (2) such notices in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

                  B. if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                  C. if the Premises shall become abandoned (the Premises shall not be deemed abandoned if, notwithstanding that Tenant shall have vacated the Premises, the Premises are actively and continuously marketed for subletting or assignment and Tenant shall continue to fulfill its obligations under this Lease); or

                  D. if Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                  E. (1) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property and same is not discontinued within thirty (30) days; or

                        (2) if Tenant shall make a general assignment for the benefit of creditors; or

                        (3) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                        (4) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within thirty (30) Business Days; or

                  F. if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within twenty
(20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of twenty (20) days and Tenant shall not commence within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; provided, however, that such extension of time shall not be effective if Landlord or any Lessor or Mortgagee would thereby become subject to any civil or criminal liability or if the interest of any Lessor in its Superior Lease would be jeopardized by reason thereof or if the default would constitute a default under any Mortgage; or

                  G. if Tenant shall fail more than two (2) times during any twelve (12) month period to pay any installment of Fixed Rent when due or any other item of Rental when due, after receipt of notice and the expiration of the applicable grace period pursuant to the provisions of Section A. above, if such notice and grace period are then required; or

                  H. if Tenant shall fail to pay any installment of Fixed Rent or items of Rental within the time period specified in Section A. above, and Landlord shall bring more than one (1) summary dispossess proceeding during any twelve (12) month period.

      Section 16.2 A. If an Event of Default (i) described in Section 16.1E. hereof shall occur, or (ii) described in Sections 16.1A., B., C., D., F., G. or
H. shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice (which date shall not be less than five (5) days after the date of such notice), then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date set forth in such notice, pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1E. hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3B., Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                  B. If an Event of Default described in Section 16.1A. hereof shall occur, and this Lease shall be terminated as provided in Section 16.2A. hereof, Landlord, without notice, may reenter and repossess the Premises and may dispossess Tenant by summary proceedings or otherwise.

      Section 16.3 If at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 16.1E., shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1E. shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

      Section 17.1 A. If there shall occur any Event of Default, and or this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                        (1) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                        (2) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  B. Tenant hereby waives the service of any notice of intention to re-enter to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

      Section 17.2 A. If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                        (1) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be, and Tenant shall repay to Landlord all rent concessions and/or work allowances or reimbursements given to Tenant and brokerage commissions paid by Landlord with respect to this Lease;

                        (2) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term had this Lease not been terminated prior to the Fixed Expiration Date, and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1 A. for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                        (3) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause A. (2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  B. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2A. shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of reentry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of
Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

                                   ARTICLE 18
                           LANDLORD FEES AND EXPENSES

      Section 18.1 If Tenant shall be in default (whether or not the time to cure the same has elapsed) under this Lease or if Tenant shall knowingly do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage, Landlord may (1) as provided in Section 14.1 hereof, perform the same for the account of Tenant, or
(2) make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the reasonable cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor, and if the Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages. Landlord shall give Tenant such notice as may be appropriate under the circumstances before undertaking any performance or making any expenditure hereunder.

      Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental within five (5) days of the date when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

      Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is" and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except as otherwise provided in Section 1.1 hereof. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. Notwithstanding the foregoing, Landlord shall, to the extent not already performed, clean the convectors of the HVAC system serving the Premises in a Building standard manner.

                                   ARTICLE 20
                                   END OF TERM

      Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20 with respect to the originally stated Expiration Date. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Escalation Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on or before the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to one and one-half for the first sixty days of such holdover and thereafter, two (2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and other items of Rental which were payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises without written consent after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this Article 20 shall survive the Expiration Date.

                                   ARTICLE 21
                                 QUIET ENJOYMENT

      Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE 22
                           FAILURE TO GIVE POSSESSION

      Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises on the date set forth in Section 1.1 hereof as the Commencement Date. If Landlord shall be unable to give possession of the Premises on the Commencement Date, and provided that Tenant is not responsible for such inability to give possession, the Commencement Date shall be deemed to be the date upon which Landlord shall have delivered possession of the Premises to Tenant. No such failure to give possession on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term. Notwithstanding anything to the contrary contained herein, in the event Landlord fails to deliver possession of the Premises to Tenant by September 1, 1998, then Tenant may cancel this Lease by delivering written notice of such cancellation to Landlord on or before September 15, 1998 (time being of the essence with respect to the delivery of such cancellation notice).

                                   ARTICLE 23
                                    NO WAIVER

      Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

      Section 23.2 The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord or payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to

Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 24
                             WAIVER OF TRIAL BY JURY

      The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 25
                              INABILITY TO PERFORM

      This Except as otherwise expressly provided to the contrary in this Lease, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord, or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply, or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes, lockouts, acts of labor unions or other labor troubles, or by accident, or due to Acts of God, fire, earthquake, flood, explosion, action of the elements, war, hostilities, invasion, acts of terrorism, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials, services or supplies in the open market, failure of transportation or utilities, condemnation, requisition, laws, preemption by Governmental Authorities in connection with a national emergency or acts of terrorism, or by reason of any Requirements of any Governmental Authority, or by reason of failure of the VAC, electrical, plumbing, or other Building Systems in the Building not attributable to Landlord's negligence, or by any cause whatsoever beyond Landlord's reasonable control (collectively, " Unavoidable Delays" or "Force Majeure").

                                   ARTICLE 26
                                BILLS AND NOTICES

        Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail or overnight courier (e.g. Federal Express) (return receipt requested) addressed:

            (i) if to Tenant (a) at Tenant's address set forth in this Lease, if mailed prior to Tenant's taking possession of the Premises for the conduct of business, or (b) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or partner of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; and

            (ii) if to Landlord at Landlord's address set forth in this Lease,
      Attn.: Vice President-Asset Management with copies to (i) Equitable Life Assurance Society of the United States, 787 Seventh Avenue, New York, New York 10019 Attn: Legal Dept. and (ii) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other or additional address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) days from when it shall have been mailed or on the next Business Day if sent by overnight courier as provided in this Article 26. Anything contained herein to the contrary notwithstanding, any Operating Statement, Tax Statement or any other bill, statement, consent, notice, demand, request or other communication from Landlord to Tenant with respect to any item of Rental (other than any "default notice" if required hereunder) or Building-wide communications given to all tenants or other occupants of the Building may be sent to Tenant by regular United States mail or hand delivered without obtaining a receipt therefor. Any notice, demand or request sent by Landlord to Tenant may be sent by Landlord's managing agent or attorneys.

                                   ARTICLE 27
                                   ESCALATION

      Section 27.1 For the purposes of this Article 27, the following terms shall have the meanings set forth below:

                  A. "Base Operating Expenses" shall mean the Operating Expenses for the 1997 calendar year.

                  B. "Base Tax Year" shall mean the tax year ending June 30, 1998.

                  C. (1) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes, if any, thereon, including without limitation, sales and value added taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which, are properly chargeable to the Operation of the Property together with and including (without limitation) the costs of gas, oil, steam, water, sewer rental, electricity (for the portions of the Real Property not leased to and occupied by tenants or available for occupancy), VAC, heat and other utilities furnished to the Building and utility taxes, and the expenses incurred in connection with the Operation of the Property such as insurance premiums, reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes) and management, auditing and other professional fees and expenses, but specifically excluding:

                        (i) Taxes,

                        (ii) franchise or income taxes imposed upon Landlord,

                        (iii) debt service on Mortgages,

                        (iv) leasing commissions,

                        (v) capital improvements (except as otherwise provided herein),

                        (vi) the cost of tenant installations incurred in connection with preparing space for a new tenant,

                        (vii) salaries of personnel above the grade of property,

                        (viii) rent paid under Superior Leases,

                        (ix) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated by any tenant (including Tenant) of the Building for services in excess of the services Landlord is obligated to furnish to Tenant hereunder,

                        (x) legal fees incurred in connection with any negotiation or enforcement of, any space lease in the Building,

                        (xi) costs and expenses incurred in connection with the creation of a Mortgage or Superior Lease or in connection with the refinancing of a Mortgage or the sale of the Building,

except, however, that if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Any costs incurred in performing work or furnishing services for any tenant (including Tenant) whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense shall be deducted from Operating Expenses otherwise chargeable to the Operation of the Property. Any insurance proceeds received with respect to any item previously included as an Operating Expense shall be deducted from Operating Expenses for the Operating Year in which such proceeds are received; provided, however, to the extent any insurance Proceeds are received by Landlord in any Operating Year with respect to any item which was included in Operating Expenses during the 1995 or 1996 calendar years, the amount of insurance proceeds so received shall be deducted from Base Operating Expenses and (x) the Base Operating Expenses shall be retroactively adjusted to reflect such deduction and (y) all retroactive Operating Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord.

                        (2) In determining the amount of Operating Expenses for any Operating Year, if less than all of the Building rentable area shall have been occupied by tenant(s) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas been occupied throughout such Operating Year.

                        (3) (a) If any capital improvement is made during any Operating Year in compliance with a Requirement whether or not such Requirement is valid or mandatory, or in lieu of a repair, then the cost of such improvement shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized. For purposes hereof, the removal of Hazardous Materials (other than ACMs) shall be deemed capital improvements.

                        (b) If any capital improvement is made during any Operating Year either for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), and Landlord reasonably believes that the capital improvement in question will, in fact, save or reduce Operating Expenses, then the cost of such improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made; provided, however, such cost shall be amortized over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization, together with interest thereon at the then Base Rate, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

                  D. "Operating Statement" shall mean a statement in reasonable detail setting forth a comparison of the Operating Expenses for an Operating Year with the Base Operating Expenses and the Escalation Rent for the preceding Operating Year pursuant to Article 27.

                  E. "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year for any part or all of which Escalation Rent shall be payable pursuant to this Article 27.

                  F. "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such

Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (w) any taxes on Landlord's income, (x) franchise taxes, (y) estate or inheritance taxes, or (z) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes.

                  G. "Tax Statement" shall mean a statement in reasonable detail setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

                  H. "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

      Section 27.2 A. If the Taxes payable for any Tax Year (any part or all of which falls within the Term) shall represent an increase above the Taxes for the Base Tax Year, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. Tenant hereby waives any rights that Tenant may have to be exempt from the payment of Taxes or the Tax Payment by virtue of diplomatic status or otherwise.

                  B. At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for the Tax Year with the Taxes for the Base Tax Year and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay to Landlord the Tax Payment, in advance, on the first day of the calendar month within fifteen (15) days after Landlord furnishes Tenant with a Tax Statement for such Tax Year. If the Tax Year established by the applicable Governmental Authority shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year. Whenever so requested, but no more than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

        Section 27.3 A. Only Landlord shall be eligible to institute tax reduction or other similar proceedings. In the event that after a Tax Statement has been sent to Tenant, a refund of Taxes with respect to a Tax Year during the Term is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax

Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(G) hereof) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share either at Landlord's option, by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement, or by a refund, to the extent no further Fixed Rent is due; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable.

                  B. In the event that, after a Tax Statement has been sent to Tenant, the Base Taxes for the Base Tax Year (the "Base Taxes") are reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Tax Payments resulting from such retroactive adjustment of Base Taxes shall be appropriately adjusted, as well. If there shall be a reduction or refund of Taxes for the Base Tax Year Landlord shall furnish to Tenant a statement indicating the amount thereof and all prior and future payments of Escalation Rent Tax Payments provided for in this Article 27 shall be recalculated accordingly. Any additional payment due for any Tax Year as a result of such recalculation shall be made by Tenant within fifteen (15) days after the furnishing of the revised statement.

      Section 27.4 A. If the Operating Expenses for any Operating Year (any part or all of which falls within the Term shall be greater than the Base Operating Expenses, then Tenant shall pay as additional rent for such Operating Year and continuing thereafter until a new Operating Statement is rendered to Tenant, Tenant's Share of such increase (the "Operating Payment ") as hereinafter provided.

                  B. At any time during or after the Term, Landlord may render to Tenant an Operating Statement or Statements showing (i) a comparison of the Operating Expenses for the Operating Year, in question (for which no statement has previously been rendered by Landlord and full payment made by Tenant), with the Base Operating Expenses, and (ii) the amount of the Operating Payment resulting from such comparison. Landlord's failure to render an Operating Statement during or with respect to such year or to any Operating Year in question shall not prejudice Landlord's right to render an Operating Statement during or with respect to any subsequent Operating Year, and shall not eliminate or reduce Tenant's obligation to make payments of the Operating Payment pursuant to this Article 27 for such Operating Year.

                  C. On the first day of the month, or fifteen (15) days following the furnishing to Tenant of an Operating Statement, whichever is later, Tenant shall pay to Landlord a sum equal to 1/12th of the Operating Payment shown thereon to be due for the Operating Year which is the subject of such Operating Statement, multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such

Operating Year in which such Operating Statement is delivered, less Operating Payments theretofore made by Tenant for such Operating Year and thereafter, commencing with the then current monthly installment of Fixed Rent and continuing monthly thereafter until rendition of the next succeeding Operating Statement, Tenant shall pay on account of the Operating Payment for such Year an amount equal to 1/12th of the Operating Payment shown thereon to be due for the preceding Operating Year. Any Operating Payment shall be collectible by Landlord in the same manner as Fixed Rent.

                  D. (1) As used in this Section 27.4, (i) "Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of the product of (a) Tenant's Share, and (b) the difference between (x) the Base Operating Expenses and (y) Landlord's estimate of Operating Expenses for the Current Year, and (ii) "Current Year" shall mean the Operating Year in which a demand is made upon Tenant for payment of a Tentative Monthly Escalation Charge.

                     (2) At any time in any Operating Year, Landlord, at its option, in lieu of the payments required under Section 27.4C. hereof, may demand and collect from Tenant and Tenant shall pay within fifteen (15) days after demand, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and reduced by the sum of all payments theretofore made under Section 27.4C. with respect to said Operating Year, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Fixed Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this Section 27.4D. may be included by Landlord in any Operating Statement rendered to Tenant as provided in Section 27.4B. hereof.

                  E. After the end of the Current Year and at any time that Landlord renders an Operating Statement or Statements to Tenant as provided in
Section 27.4B. hereof with respect to the comparison of the Operating Expenses for said Operating Year or Current Year, with the Base Operating Expenses, as the case may be, the amounts, if any, collected by Landlord from Tenant under
Section 27.4C. or D. on account of the Operating Payment or the Tentative Monthly Escalation Charge, as the case may be, shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Operating Statement for the Operating Year, a reconciliation shall be made as follows: Tenant shall be debited with any Operating Payment shown on such Operating Statement and credited with the amounts, if any, paid by Tenant on account in accordance with the provisions of subsection C. and subsection D.(2) of this Section 27.4 for the Operating Year in question. Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installments of Fixed Rent, unless same cannot be fully credited against the remaining installments of Fixed Rent, then, provided Tenant is not then in default under the terms of this

Lease, Landlord shall pay to Tenant any such rent credit balance not so applied, within thirty (30) days after the expiration of the Term.

      Section 27.5 Any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is disputed. If such notice is sent, Tenant (together with its independent certified public accountants) may examine Landlord's books and records relating to the Operation of the Property to determine the accuracy of the Operating Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-six" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Operating Statement, as provided in Section 27.4 hereof.

      Section 27.6 The expiration or termination of this Lease during any Operating Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Year and any payments of Tax Payments for such Tax Year, which have not been previously been paid by Tenant, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Operating Payment for the Operating Year or the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Operating Payment for such Operating Year or the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Operating Year or Tax Year, as the case may be. Any payments due under such Operating Statement or Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.

                                   ARTICLE 28
                                    SERVICES

      Section 28.1 So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, without charge (except as specified herein):

            A. Provide elevator service on Business Days, holidays excepted, during Business Hours, and subject to Section 28.3, have one elevator on call at all other days and times. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

            B. (1) Maintain and keep in good order and repair the central air-conditioning, heating and ventilating system installed by Landlord, except for those repairs which are the obligation of Tenant pursuant to
      Article 4 of this Lease. The aforesaid system will be operated by Landlord during the applicable seasons on Business Days, and shall be in operation during Business Hours only and on Saturdays from 8:00 A.M. - 1:00 P.M., except holidays. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the central air conditioning, heating and ventilating systems, or the suitability of the Premises when the same are not in operation, whether due to normal scheduling or for the reasons set forth in Section 28.3. Landlord will not be responsible for the failure of the air conditioning system if such failure results from the occupancy of the Premises by more than an average of one person for each 100 square feet in any separate room or area or if Tenant installs and operates machines, incandescent lighting and appliances the total connected electrical load of which exceeds 2 volt-amperes per square foot of usable area in any separate room or area. If Tenant desires to install a supplemental HVAC unit within the Premises, such unit shall be air-cooled and vented out the east side of the Building subject to and in compliance with Landlord's rules and regulations and all of the terms, covenants and conditions of this Lease, including without limitation Articles 3 and 6 hereof.

                  (2) The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any HVAC to the Premises during periods ("Overtime Periods") other than during Business Hours on Business Days. Accordingly, if Landlord shall furnish such HVAC to the Premises during Overtime Periods, Tenant shall pay, as additional rent, Landlord's then current Building charges for such services, as such amounts may be increased from time to time based on increases in Operating Expenses, with a minimum charge for four (4) hours usage if required by applicable union contracts or any other minimum period required by applicable union contracts. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received reasonable advance notice (which may be by telephone) from Tenant requesting such services but in no event shall such advance notice be later than 12:00 P.M. of the Business Day upon which such services are requested or 12:00 P.M. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day.

            C. Furnish hot and cold New York City water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purpose, or installation becomes required by applicable Requirements or Landlord so elects for the Building generally, Tenant agrees that Tenant shall (or Landlord may at Tenant's cost) install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as measured by said meter or meters or as otherwise measured, including sewer rents, as additional rent within ten (10) days after bills are rendered.

            D. Furnish, either directly or through the Building cleaning contractor, standard office cleaning service during the evenings following Business Days, substantially in accordance with the standards set forth in Schedule B annexed hereto. Landlord may modify the cleaning standards from time to time provided that the cleaning service is at all times befitting a first-class non-institutional office building in midtown Manhattan. Tenant shall pay to Landlord the reasonable costs incurred by Landlord for
      (x) extra cleaning work in the Premises required because of (i) misuse or neglect by Tenant or its employees or business visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages or other special purposes (except mail room) requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) nonbuilding standard materials or finishes installed by Tenant or at its request, and (y) removal from the Premises and the Building of (i) so much of any refuse or rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy and (ii) refuse and rubbish of Tenant's vending machines and other eating facilities requiring special handling (known in the trade as "wet garbage"). Tenant may arrange for removal of such wet garbage by its own personnel or by contractors approved by Landlord, subject to such rules and regulations as Landlord may reasonably impose for the proper operation and maintenance of the Building. Tenant may also arrange directly with Landlord's cleaning contractor to pay for any or all of the costs of extra cleaning and rubbish removal referred to in this Section. Landlord and its cleaning contractor and their employees shall have after hours access to the Premises and the free use of light, power and water facilities in the Premises as shall be reasonably required for the purpose of cleaning the Premises in accordance with Landlord's obligations hereunder.

      Section 28.2 Except as provided in Section 28.1D., Tenant shall, at Tenant's expense, keep the Premises clean and in order, to the satisfaction of Landlord, and for that purpose shall employ a person, firm or corporation who or which shall be subject to the prior written approval of Landlord. In order to insure effective security in the Building, Tenant acknowledges the reasonableness of Landlord's right at its option to designate a party to be so employed by Tenant and to act as maintenance and cleaning contractor for any waxing, polishing, lamp replacement, cleaning and maintenance work in the Premises, so long as such party is a reputable person, firm or corporation that charges no more than the rates in effect for comparable services in similar type buildings. Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any such work or furnish any of such services without Landlord's prior written approval or not so designated by Landlord.

      Section 28.3 Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary by reason of accident, or emergency, or for repairs and alterations in the judgment of Landlord desirable or necessary to be made, until said repairs and alterations, shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, heat, elevator, plumbing, electric or other services during said period (unless such failure is caused by the gross negligence or willful misconduct of Landlord or its agents or employees) or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of Rental or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction.

      Section 28.4 Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant agrees to keep all windows closed and the blinds drawn while the air-conditioning, heating and ventilating System is in operation. Tenant further agrees to cooperate with Landlord in any energy conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.

      Section 28.5 In the event any governmental entity promulgates or revises any Requirement, or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may take any appropriate action to comply with such provision of law or mandatory controls, including the making of alterations to the Building subject, however, to the terms and conditions of this Lease. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay fixed rent and additional rent or constitute or be construed as a constructive or other eviction of Tenant except as otherwise specifically set forth herein.

      Section 28.6 If the New York Board of Fire Underwriters or the Insurance Services Office or any Governmental Authority, department or official of the state or city government shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord, at Tenant's cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. At Tenant's option, Tenant may contest any such requirement or recommendation in the same manner as it may contest Requirements pursuant to Section 6.2 above or make such changes to the Premises in order to obviate the requirement or recommendation in question. If Tenant elects to take either of the foregoing actions, it must do so before the failure of Landlord to make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment, adversely affects Landlord's insurance coverage or increases the premiums therefor.

      Section 28.7 Subject to compliance with Requirements and the provisions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

                                   ARTICLE 29
                               PARTNERSHIP TENANT

      If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case may be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord and Tenant, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause
(d) of this Article 29).

                                   ARTICLE 30
                                   VAULT SPACE

      Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31
                                SECURITY DEPOSIT

      Section 31.1 Subject to Section 31.2 below, Tenant has deposited with Landlord the sum of $131,208.00 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease, and it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Rental, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Term and not later than thirty (30) days after delivery of entire possession of the Premises to Landlord as provided hereunder. In the event of a sale of the Land and Building or leasing of the Building, of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new Landlord for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the full amount of the security deposit required at the relevant time. The cash security shall be placed in an interest bearing account with interest accruing for the benefit of Tenant (less a 1% administrative charge, if lawful), provided Tenant is not then in default hereunder after notice and the expiration of applicable cure periods.

      Section 31.2 In lieu of the cash security deposit referred to in Section
31.1 above, Tenant may deliver to Landlord, and shall maintain in effect at all times during the Term (and through the period which is thirty (30) days following the Expiration Date), a clean, unconditional and irrevocable letter of credit, in substantially the form annexed hereto as Exhibit B in the amount of $131,208.00 issued by a banking corporation ("Bank") reasonably satisfactory to Landlord or which is a member of the New York Clearing House Association or successor thereto and which may be presented at a Bank in Manhattan. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and it shall be automatically renewed from year-to-year unless terminated by the Bank by notice to Landlord given not less than sixty (60) days prior to the then expiration date therefor. It is agreed that in the event Tenant defaults in respect of any of the terms, covenants or provisions of this Lease, including, but not limited to, the payment of any Rental, or the letter of credit is terminated by the Bank and is not replaced within forty-five (45) days prior to its expiration that (i) Landlord shall have the right to require the Bank to make payment to Landlord of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the default (or the entire proceeds if notice of termination is given as aforesaid and the letter of credit is not replaced as aforesaid), and (ii) Landlord may apply said sum so paid to it by the Bank to the extent required for the payment of any Rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default. If Landlord applies any part of the proceeds of a letter of credit, Tenant, upon demand, shall deposit with Landlord promptly the amount so applied or retained (or increase the amount of the letter of credit) so that the Landlord shall have the full deposit on hand at all times during the Term. If, subsequent to a letter of credit being drawn upon, a new letter of credit meeting all the requirements set forth in this Section 31.2 is delivered to Landlord, any proceeds of the former letter of credit then held by Landlord shall be promptly returned to Tenant. If a letter of credit is drawn upon, any proceeds received by Landlord which are not applied to the curing of the default shall be held by Landlord subject to the provision of Section 31.1 above. If Tenant shall fully and faithfully comply with all of the terms, covenants and provisions of this Lease, any letter of credit, or any remaining portion of any sum collected by Landlord hereunder from the Bank, together with any other portion or sum held by Landlord as security shall be returned to Tenant within thirty (30) days after the Expiration Date of this Lease and after delivery of the entire possession of the Premises to Landlord. In the event of an assignment by Landlord of its interest under this Lease, Landlord shall have the right to transfer the security to the assignee, and Tenant agrees to look to the new Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant shall have the right to substitute one letter of credit for another provided that at all times the letter of credit shall meet the requirements of this Section 31.2.

                                   ARTICLE 32
                                    CAPTIONS

      The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 33
                                  PARTIES BOUND

      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

      Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Insignia/Edward S. Gordon Co., Inc. (the "Broker"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person (other than the Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Tenant shall have the right, at Tenant's sole cost and expense, to defend any such claim with counsel reasonably satisfactory to Landlord and settle or compromise any such claim provided that Landlord shall have no financial responsibility therefor or be otherwise prejudiced by any such compromise or settlement. The provisions of this Article 34 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 35
                                    INDEMNITY

      Section 35.1 Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. To the extent not covered by insurance obtained by Tenant at its sole cost and expense in which the Indemnitees are named as additional insureds, Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any (i) act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors or (ii) violation by Tenant of any Requirement, including, without limitation, the ADA, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's contractors, licensees, agents, servants, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

      Section 35.2 If any claim, action or proceeding is made or brought against Landlord, which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer are hereby deemed approved for purposes of this Section 35.2. Notwithstanding the foregoing, Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                           ADJACENT EXCAVATION-SHORING

      If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the Person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said Person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises and the Building.

                                   ARTICLE 37
                                  MISCELLANEOUS

      Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

      Section 37.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent Landlord after the sale, conveyance, assignment or transfer by such subsequent Landlord) or its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. The partners, shareholders, directors, officers and principals, direct and indirect, of Landlord

(collectively, the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502
(b) (7) of the Bankruptcy Code.

      Section 37.4 Tenant's liability for all items of Rental and Landlord's liability for any sums due Tenant shall survive the Expiration Date.

      Section 37.5 Tenant shall reimburse Landlord as additional rent, within ten (10) days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any default by Tenant under this Lease, with interest thereon at the Applicable Rate.

      Section 37.6 This Lease shall not be recorded.

      Section 37.7 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment or an arbitration proceeding as hereinafter provided. In the event of a determination that such consent or approval has been unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.7. Any dispute relating to the withholding or delay of consent by Landlord may be determined, at Tenant's option, under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (presently Rules 54 through 58); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule 55 shall be returned within five (5) business days from the date of mailing, (ii) the parties shall notify the American Arbitration Association, by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with the second sentence of Rule 55, (iii) the Notice of Hearing referred to in Rule 56 shall be four (4) days in advance of the hearing, (iv) the hearing shall be held within seven (7) days after the appointment of the arbitrator, and (v) the arbitrator shall have no right to award damages.

      Section 37.8 This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed or supplemented, except by a written instrument executed by both parties.

      Section 37.9 Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and
(d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law; and (e) represents that the Lease has been authorized by all necessary corporate action on the part of Tenant, the person signing this Lease is duly authorized by the Tenant to execute this Lease on the Tenant's behalf and the provisions of the Lease are binding and enforceable upon Tenant. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York.

      Section 37.10 A. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

                  B. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

      Section 37.11 Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which Landlord shall voluntarily impose or which shall be required pursuant to any Requirements.

      Section 37.12 In the event any Governmental Authority promulgates or revises any law, or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may, in its reasonable discretion take any appropriate action to comply with such provision of law, mandatory controls, including the making of alterations to the Building. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay any item of Rental or constitute or be construed as a constructive or other eviction of Tenant, except as otherwise expressly provided to the contrary in this Lease.

      Section 37.13 Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the Building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Section 37.13, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease or at law, to require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed for such removal by any Requirements. The provisions of this Section
37.13 shall survive the expiration or termination of this Lease.

      Section 37.14 If Tenant shall request the consent or approval of Landlord to the making of any Alterations, to any assignment or subletting or to any other thing, then Tenant shall reimburse Landlord as additional rent, promptly upon demand, for all reasonable out-of-pocket costs and expenses of Landlord incurred in connection therewith, including, without limitation, (i) in case of any Alteration, costs and expenses of Landlord in (a) reviewing said plans and specifications and (b) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Requirements, including, without limitation, the fees and expenses of any architect and engineer retained by Landlord for such purpose, and (ii) in case of any assignment or subletting, the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the request for any consent. Landlord shall furnish Tenant with copies of all bills for which reimbursement is requested hereunder.

                                   ARTICLE 38
                                  RENT CONTROL

      If at the commencement of, or at any time or times during the Term, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                                EXPANSION OPTION

      Section 39.1 Provided that this Lease shall then be in full force and effect without default on the part of the Tenant hereunder, after notice and expiration of the applicable cure periods, if any, then Tenant named herein shall have the option (hereinafter referred to as the "Option Right") with respect to the leasing of the entire rentable portion of the 19th floor in the Building (hereinafter referred to as the "Expansion Space"). The Option Right shall be exercisable in accordance with and shall be subject to and governed by, the terms, covenants and conditions contained in the balance of this Article 39.

      Section 39.2 If Tenant shall desire to exercise the Option Right, Tenant shall send Landlord written notice thereof (hereinafter referred to as the "Acceptance Notice") on or before December 15, 1997 (time being of the essence with respect to the delivery of said notice).* If Tenant shall timely send an Acceptance Notice to Landlord in the form and manner referred to above, the Expansion Space shall be deemed a part of the Premises and Tenant shall lease same upon all of the same terms, covenants and conditions contained in this Lease, except that:

                  (i) the term of the leasing of such Expansion Space shall commence (the "Expansion Space Commencement Date") upon the day that Landlord delivers such space to Tenant broom clean, with the tenant installations therein demolished in a Building standard manner, and shall expire on the last day of the calendar month in which the tenth (10th)


* Notwithstanding the foregoing, in the event that the Commencement Date occurs later than November 1, 1997, then the date for exercising tenant's Expansion Option shall be extended for a period of days that is equal to the number of days after November 1, 1997 until the Commencement Date occurs. The date for exercising the Expansion Option shall not extend beyond February 28, 1998.

anniversary of the Expansion Space Commencement Date occurs (the "Expansion Space Expiration Date");

                  (ii) the Fixed Rent with respect to the Expansion Space shall be equal to the greater of (i) the then escalated Fixed Rent payable under this Lease, and (ii) the fair market rent (as determined pursuant to Section 40.4 below) with respect to the Expansion Space;

                  (iii) Sections 1.3, 3.4 and 3.6 hereof shall apply to the Expansion Space;

                  (iv) (a) except as otherwise specified above Tenant shall accept the Expansion Space in its then as is condition and Landlord shall not be obligated to perform, or pay the cost and expense of performing, any work in or to the Expansion Space in order to prepare the same for Tenant's occupancy (provided, however, upon approval of Tenant's plans with respect to the initial construction of the Expansion Space, Landlord shall assist Tenant in obtaining an ACP-5 certificate for the Expansion Space, to the extent an ACP-5 Certificate is required by the Building Department with respect to the furnishing of a building permit) and if Landlord shall be unable to give possession of the Expansion Space to Tenant on the anticipated delivery date, Landlord shall not be subject to any liability for failure to give possession on such date and the validity of this Lease shall not be impaired under such circumstances, but the commencement of the leasing of such Expansion Space shall not occur until Landlord delivers possession of same to Tenant;

                  (v) the Factor shall be increased by the product of (i) the rentable square foot area of the Expansion Space, as reasonably determined by Landlord, and (ii) $2.75; and

                  (vi) provided Tenant is not then in default under the terms of this Lease, Tenant shall not be required to pay the portion of the monthly installment of Fixed Rent exclusive of the Factor payable with respect to the Expansion Space for the first six (6) months immediately following the Expansion Space Commencement Date, and the thirty-second, thirty-third, thirty-fourth, thirty-fifth, and forty-second months immediately following the Expansion Space Commencement Date.

      Section 39.3 In the event that Tenant shall fail to send an Acceptance Notice to Landlord in the form and manner, and within the period provided herein, such failure shall constitute a waiver of the Option Right and Tenant shall have waived its right to lease the Expansion Space pursuant to this
Article 39.

      Section 39.4 In the event Tenant leases the Expansion Space pursuant to this Article 39, then the Fixed Expiration Date shall be deemed to be the Expansion Space Expiration Date.

                                   ARTICLE 40
                                EXTENSION OF TERM

      Section 40.1 Tenant named herein shall have the option (the "renewal option") to extend the Term for an additional period (the "renewal term"), which shall commence on the day immediately following the Fixed Expiration Date and shall end on the fifth (5th) anniversary of the Fixed Expiration Date. The renewal option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the renewal notice to Landlord with respect to the renewal term no later than twelve (12) full calendar months prior to the Fixed Expiration Date. Time is of the essence with respect to the giving of the renewal notice. Tenant may not exercise its renewal option if it is in default hereunder after notice and expiration of the applicable grace period on the date of the giving of the renewal notice or the commencement of the renewal term, or if it is in occupancy of less than 75% of the Premises on the first day of the renewal term.

      Section 40.2 If Tenant exercises the renewal option, the renewal term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent shall be the Fixed Rent as determined pursuant to Subsection 40.3 hereof, (ii) Tenant shall continue to pay Escalation Rent pursuant to Article 27 hereof, and (iii) Landlord shall have no obligation to perform any work and/or contribute any funds to Tenant for alterations to the Premises or to grant Tenant any rent concession or abatement therefor.

      Section 40.3 For the renewal term, the Fixed Rent (the "renewal rent") shall be an amount equal to the greater of (i) ninety-five percent (95%) of the fair market rent (as hereinafter defined) per annum, and (ii) the then fully escalated Fixed Rent and Escalation Rent payable per annum payable by Tenant during the last year of the Term.

      Section 40.4 For purposes hereof, the term "fair market rent" shall mean a rent per square foot per annum for comparable space in comparable buildings in midtown Manhattan bounded by Third and Sixth Avenues on the East and West and 42nd Street and 60th Street on the South and North for five (5) year leases entered into at or about the Expansion Space Commencement Date, or the beginning of the renewal term, as applicable, without consideration of either improvements made by Tenant or by Landlord to the Premises (except improvements to be made by Landlord to the Expansion Space) but otherwise considering the (i) terms and conditions of this Lease, including those in Section 39.2 or 40.2, as applicable, (ii) whether or not Tenant shall receive any rent credit, free rent, work allowance or rent concession for the Expansion Space or renewal term, as applicable, and (iii) any other factors deemed relevant by either party, including the terms of leases entered into at the time for comparable spaces with comparable terms. Said rent per square foot per annum shall be multiplied by the rentable square foot area of the Expansion Space, with respect to the Expansion Space and the Space Factor with respect to the renewal term, and the product thereof shall be the fair market rent. In the event that Landlord and Tenant are unable to agree on the fair market rent at least one hundred twenty (120) days prior to the Expansion Space Commencement Date or commencement of the renewal term, as the case may be, then either party may request arbitration by giving notice to the other party, and each party shall promptly choose an arbitrator who is a senior officer of a recognized New York City leasing brokerage or real estate consulting firm who shall have at least ten (10) years experience in (i) the leasing of office space in midtown Manhattan or (ii) the appraisal of first-class office buildings in New York County. The two arbitrators shall then determine the fair market rent within sixty (60) days after the appointment of each , and if the two arbitrators are unable to agree upon the fair market rent within such sixty (60) day period, then a third arbitrator with the same qualifications as the first two arbitrators shall be selected by the two arbitrators (or if they are unable to agree then the selection shall be made by the American Arbitration Association or any organization successor thereto), and the third arbitrator shall determine the fair market rent within thirty (30) days thereafter in accordance with the following procedure. The arbitrator selected by Landlord and the arbitrator selected by Tenant shall each make a separate determination of the fair market rent. The determination made by Landlord's arbitrator is hereinafter referred to as "Landlord's Determination" and the determination made by Tenant's arbitrator is hereinafter referred to as "Tenant's Determination". Each arbitrator shall deliver a copy of its determination to the third arbitrator and to the other of the two arbitrators. Each of the two arbitrators may, within five (5) days following receipt of the other's determination, change it's determination and deliver a copy of such changed determination to the third arbitrator and to the other of the two arbitrators. No further changes in the determinations will be allowed. The determination of fair market rent by the third arbitrator shall be either the amount set forth in Landlord's Determination or the amount set forth in Tenant's Determination. The third arbitrator may not select any other amount as the fair market rent. The fair market rent as so determined by the third arbitrator shall be binding upon the parties. Each party shall be responsible for the fees and expenses of the arbitrator selected by it and the parties shall share equally the fees and expenses of the third arbitrator and of the American Arbitration Association. It is expressly understood that any determination of the fair market rent pursuant to this Lease shall be based on the criteria stated in this Article 40.

      Section 40.5 After a determination has been made of the fair market rent, the parties shall execute and deliver to each other an instrument setting forth the same, however, the determination shall be valid and enforceable whether or not such instrument is executed and delivered.

      Section 40.6 If the final determination of fair market rent shall not be made on or before the Expansion Space Commencement Date or the first day of the renewal term, as applicable, then pending such final determination, Tenant shall pay, as the rent the fully escalated Fixed Rent and Escalation Rent per annum payable under the Lease immediately prior to the expiration of the Term. If, based upon the determination by the third arbitrator hereunder of the fair market rent, the payments made by Tenant on account of such rent for such period were (i) less than the actual fair market rent, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after demand therefore, or (ii) greater than the actual fair market rent payable for the period, Landlord shall at its option either (i) credit such excess against the next occurring monthly installments of Fixed Rent and Escalation Rent hereunder, or (ii) refund to Tenant the amount of such excess within ten (10) days after demand therefor.

      IN WITNESS WHEREOF, Landlord and Tenant have each executed and delivered this Lease as of the day and year first above written.

                                    THE EQUITABLE-NISSEI MADISON CO.


                                    BY: The Equitable Life Assurance Society
                                          of the United States

                                    By:
                                        -------------------------------
                                        Name: Randolph J. Wolpert
                                        Title: Investment Officer

                                    BUSINESS LOAN CENTER, INC.


                                    By: /s/ Robert F. Tannenhauser
                                        -------------------------------
    13 - 3568801
---------------------
Federal Employer
Identification Number

                                   Schedule A
                              RULES AND REGULATIONS

      (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

      (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

      (3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

      (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passage ways or other public places in the Building, shall not be covered or obstructed by Tenant.

      (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

      (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

      (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

      (8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

      (9) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

      (10) Tenant, or any of Tenant's employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy, provided, however, such items are stored in approved containers in compliance with all applicable Requirements.

      (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the cost thereof.

      (12) No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building.

      (13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

      (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

      (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

      (16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      (17) Landlord reserves the right to exclude from the Building (i) between the hours of 6:00 P.M. and 8:00 A.M. on Business Days and (ii) between the hours of 1:00 P.M. and 12:00 Midnight on Saturdays and (iii) during all hours on Sundays and Holidays and, if Landlord so elects, during Business Hours and Saturdays between 8:00 A.M. and 1:00 P.M., all persons who do not present a pass (if required) to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

      (18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

      (19) The requirements of Tenant will be attended to only upon written application by Tenant's Designated Representative at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord, and provided Tenant pays the then Building standard rates for same.

      (20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same, including, but not limited to, providing Landlord with notice of any such acts when Tenant becomes aware of same.

      (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      (22) Except as specifically provided in Section 2.2 of this Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

      (23) Tenant shall keep the entrance door to the Premises closed at all times.

      (24) Landlord shall have the right to require that all messengers and other Persons delivering packages, papers and other materials to Tenant (i) be directed to deliver such packages, papers and other materials to a person designated by Landlord who will distribute the same to Tenant, or (ii) be escorted by a person designated by Landlord to deliver the same to Tenant.

                                   Schedule B
                             CLEANING SPECIFICATIONS

NIGHTLY

All services are to be performed nightly (Monday - Friday) except for Legal/Union holidays.

      Tenant Areas:

            Sweep clean all uncarpeted flooring and interior stairs using chemically treated dust mops. Vacuum all carpeted areas.

            Empty and damp wipe clean all ashtrays, cigarette urns and waste receptacles.

            Remove all gum and foreign matter on sight.

            All waste material shall be bagged and removed to designated receptacles in freight lobby (plastic bags to be supplied by Contractor).

            Wipe clean with chemically treated cloths all furniture, telephones, office equipment, ash trays, cigarette urns, fixtures, louvers, grilles, window sills, ledges, and convector tops within hand high reach.

            Damp wipe clean all water coolers and fountains. Remove all standing water.

            Wipe clean all smudges, fingermarks, scuff marks, etc. from painted door and wall surfaces on and around wall light switch plates and door jambs (spot cleaning) as needed.

            All janitor closets, slop sink and storage areas are to be kept neat and clean at all times.

      Public Lavatories:

            Scour, wash and disinfect all basins, bowls and urinals, including tile walls near urinals with an approved germicidal detergent solution.

            Wash and disinfect both sides of all toilet seats with an approved germicidal detergent solution.

            Nickel and/or chrome fixtures to be cleaned and polished with a non-acid polish.

            Damp wipe clean all mirrors, bright work and basin shelves.

            Hand dust and clean, washing where necessary, all partitions, dispensers and receptacles.

            Sweep and wash all lavatory flooring with an approved disinfectant.

            Empty and damp wipe clean all paper towel waste and sanitary disposal receptacles, transporting waste to the designated location.

            Fill toilet tissue holders, soap dispensers and paper towel dispensers (supplies to be provided by Contractor).

            Damp wipe clean all smudges, fingermarks, scuff marks, etc. from painted door and wall surfaces, door jambs and on and around wall light switchplates (spot cleaning) as needed.

            Refill sanitary napkin dispenser as required (supplies to be provided by Contractor).

PERIODIC SERVICES

      Public Lavatories

            Clean and wash using an approved disinfectant all partitions and partition doors as required or as directed by Building Manager, but no less than weekly.

            Wash clean all tile wall surfaces monthly.

            Machine scrub floors as required or as directed by Building Manager, but not less than quarterly.

            Wipe clean all diffusers, grills, louvers, lights, ledges, sills, mirror tops, dispensers, etc. above hand high reach monthly (high dusting).

      Tenant Cleaning

            Dust all pictures, frames, charts, graphs and similar hangings, walls, partitions, ventilating louvers, fresh air grills, window blinds, window frames, overhead pipes, sprinklers, etc. not reached in nightly cleaning (high dusting) quarterly.

            Window Cleaning

            Clean (inside and outside) all windows quarterly.

                                    EXHIBIT A
                                   FLOOR PLAN

                                   [Attached]

                                [Graphic Omitted]
                                   FLOOR PLAN

                                    EXHIBIT B
                                LETTER OF CREDIT

New York, New York  _____

               Re:    Irrevocable Clean Letter of Credit

Gentlemen:

            By order of our client, ______________ ("____________"), we hereby open our clean irrevocable Letter of Credit No. ____ in your favor for an amount not to exceed in the aggregate $_________ US Dollars effective immediately.

            Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. ____.

            This Letter of Credit shall expire twelve months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period, in which event unless a substitute Letter of Credit in conformity with the provisions hereof is delivered to you within fifteen (15) days following your receipt of our notice of nonrenewal you may, at any time thereafter, upon presentation of a sight draft accompanied by a certificate purportedly signed by an officer of your company stating "a replacement letter of credit has not been delivered" draw on the entire amount of this Letter of Credit. The final expiration date hereof shall be no earlier than _____ [thirty (30) days following the Expiration Date].

            This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you, with signature guaranteed by a commercial bank or member firm of a national stock exchange.

            We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at _________________________ accompanied by a certificate purportedly signed by an officer of your company confirming that you are entitled to draw the amount represented by the sight draft pursuant to the Lease between you and _______________ if negotiated on or prior to the expiration date as the same may from time to time be extended.

            Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983) Revision), International Chamber of Commerce Publication No. 400.

                      Very truly yours,

                      (Name of Bank)

                      By:
                         -------------------------------